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                                                                     Exhibit 3.6

                                 SCHEDULE "A"

          The Company is authorized to issue an unlimited amount of common shares.

          The shares will have the following rights:

          (a) to be entitled to dividends as and when declared by the Board of Directors.

          (b) to one vote per share at meetings of Shareholders of the Corporation.

          (c) upon liquidation, to receive such assets of the Corporation as are remaining and distributable to the holders of the common shares.

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                           BUSINESS CORPORATIONS ACT
                                  (SECTION 0)

                              CONSUMER AND
Alberta                    CORPORATE AFFAIRS           ARTICLES OF INCORPORATION
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1. NAME OF CORPORATION.

FIRST COMMERCIAL FINANCIAL GROUP INC.
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2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
AUTHORIZED TO ISSUE.

See Attached Schedule "A" and "B"
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3. RESTRICTIONS IF ANY ON SHARE TRANSFERS.
NONE

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4. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

Minimum 1                Maximum - 15
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5. IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, SPECIFY
THESE RESTRICTIONS.

There are no restrictions placed on the business of the Corporation.

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6. OTHER PROVISIONS IF ANY.
None

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7. DATE

          April 15, 1986
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  INCORPORATORS NAME      ADDRESS (INCLUDE POSTAL CODE)        SIGNATURE
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Robert A.M. McNeilly        600, 10130 - 103 Street      /s/Robert A.M. McNeilly
                            Edmonton, Alberta T5J 3R2
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FOR DEPARTMENTAL USE ONLY


                                                   INCORPORATION DATE   86/04/18

CORPORATE ACCESS NO. [_][_][_][_][_][_][_][_]
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                                 SCHEDULE "B"

     The Corporation is authorized to issue an unlimited amount of preferred shares which may be issued in one or more series, and the directors are authorized to fix the number of shares in each series, and determine the designation, rights, privileges, restrictions and conditions attached to the shares of each series.